Exhibit 10.6

Name:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Grant Date:	[•]

PERFORMANCE HEALTH HOLDINGS CORP.

2016 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT (NON-EMPLOYEE DIRECTORS)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Performance Health Holdings Corp. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Performance Health Holdings Corp. 2016 Omnibus Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.                                      Grant of Restricted Stock Units.  On the date of grant set forth above (the “Grant Date”) the Company granted to the Grantee an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.                                      Meaning of Certain Terms.  Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan.

3.                                      Vesting, etc.  Unless earlier terminated, expired or forfeited, and subject to the Grantee’s continuous service as a member of the Board through the applicable vesting date set forth below, the Award shall vest as follows:

[Specific vesting terms to be specified in each grant]

If the Grantee’s service as a member of the Board ceases for any reason, the Award, to the extent not already vested will be automatically and immediately forfeited.  Notwithstanding the foregoing, the Award, to the extent outstanding and not already vested, will automatically vest in full in the event of (i) a Change in Control (as defined below) or (ii) the cessation of the Grantee’s service as a member of the Board as a result of the Grantee’s death.  For purposes of this Agreement, “Change in Control” means the first to occur of any of the following events:

(A)                   an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B)                   the consummation of the merger or consolidation of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (A) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing 40% or more of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(C)                   if during any period of two consecutive years (not including any period prior to the date the Plan was initially adopted), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (A), (B) or (D) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(D)                   the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

4.                                      Delivery of Stock.  The Company shall, as soon as practicable upon the vesting of the Restricted Stock Units (but in no event later than March 15 of the year following the year in which such Restricted Stock Units vest) effect delivery of the Stock with respect to such vested Restricted Stock Units to the Grantee (or, in the event of the

Grantee’s death, to the person to whom the Award has passed by will or the laws of descent and distribution).  No Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Stock have been complied with to the satisfaction of the Administrator.

5.                                      Dividends; Other Rights.  The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock, if any, to the Grantee hereunder.  The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder.  The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6.                                      Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that (i) his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof are subject to Section 6(a)(5) of the Plan (including any successor provision) and (ii) any Stock acquired hereunder is subject to forfeiture, termination and rescission, and the Grantee will be obligated to return to the Company the value received with respect to such Stock (including any gain realized on any subsequent sale or disposition of shares) (A) in accordance with any Company clawback or other policy relating to the recovery of incentive compensation, as such policy may be amended and in effect from time to time, or (B) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.  Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

7.                                      Nontransferability.  Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.

8.                                      Certain Tax Matters.  The Grantee expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the grant or vesting of the Restricted Stock Units and/or the delivery of any Stock hereunder.  The Company shall have no liability or obligation relating to the foregoing.

9.                                      Effect on Service.  Neither the grant of the Restricted Stock Units, nor the delivery of Stock upon vesting of the Award, will give the Grantee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge the Grantee at any time, or affect any right of the Grantee to terminate his or her service at any time.

10.                               Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Grant Date has been furnished to the Grantee.  By accepting the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.  In addition, Section 6(a)(13) of the Plan shall apply to this Award.

11.                               Acknowledgements.  The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

PERFORMANCE HEALTH HOLDINGS CORP.

By:

Name:
Title:

Dated:

Acknowledged and Agreed:

By
[Grantee’s Name]

[Signature Page to Restricted Stock Unit Agreement]